Exhibit 10.60

SUBORDINATION AGREEMENT

This SUBORDINATION AGREEMENT (this “Agreement”) is made and effective as of November 20, 2013 by and between FIRST PHYSICIANS CAPITAL GROUP, INC., a Delaware corporation (“Debtor”) and the Junior Lenders (as defined below), for the benefit of each individual or entity that is or becomes a Holder under, and as defined in, Senior Notes (as defined below) (each, a “Senior Lender,” and collectively, the “Senior Lenders”).

RECITALS

WHEREAS, concurrently herewith, Debtor is issuing senior promissory notes (“Senior Notes”) to the Senior Lenders in the aggregate amount of $650,000 (the “Financing”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Senior Notes;

WHEREAS, Debtor has previously entered into bridge loans with purchasers (the “Junior Lenders”) in 2009, each pursuant to the terms of and as evidenced by bridge notes (the “Junior Notes”); and

WHEREAS, to induce the Senior Lenders to participate in the Financing, the Junior Lenders have agreed to subordinate the Junior Obligations (as defined below) to the Senior Obligations (as defined below).

AGREEMENT

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Debtor and the Junior Lender hereby agree as follows:

1. Subordination of Right to Payment. Except as otherwise expressly provided in this Agreement or as Senior Lenders holding a Required Majority may otherwise expressly consent to in writing, the payment of the Junior Notes and all other amounts due in respect thereof, whether accrued or accruing before or after the commencement of any bankruptcy or insolvency proceeding in respect of Debtor (collectively, the “Junior Obligations”), shall be subordinated in right of payment and priority to the payment in full, in cash, of all principal, interest and other amounts due under the Senior Notes, whether accrued or accruing before or after the commencement of any bankruptcy or insolvency proceeding in respect of Debtor (and which, for purposes of this Agreement, shall be deemed to accrue and to be or become payable as part of the Senior Obligations regardless of whether a claim therefor is or would be allowed in any such proceeding) (collectively, the “Senior Obligations”). Furthermore, whether directly or indirectly, no payments or other distributions whatsoever in respect of any Junior Note or other Junior Obligation shall be made (whether at stated maturity, by acceleration or otherwise), nor shall any property or assets of Debtor be applied to the purchase or other acquisition or retirement of any Junior Note or other Junior Obligation, until such time as the Senior Obligations have been indefeasibly paid in full, in cash. Each Junior Lender will execute such further documents or instruments and take such further action as the Senior Lenders may reasonably request from time to time to carry out the intent of this Agreement.

2. Liquidation Event. In the event of any dissolution, winding up, liquidation, readjustment, reorganization or other similar proceedings relating to Debtor or to its creditors, as such, or to its property (whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency or receivership, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of Debtor, or any sale of all or substantially all of the assets of Debtor, or otherwise), the Senior Obligations shall first be paid in full, in cash, before any Junior Lender shall be entitled to receive and to retain any payment, distribution, other rights or benefits with respect to any Junior Note or other Junior Obligation. In order to enable the Senior Lenders to enforce their rights hereunder in any such action or proceeding, the Senior Lenders are hereby irrevocably authorized and empowered in their discretion as attorney in fact for each Junior Lender to make and present for and on behalf of such Junior Lender such proofs of claims against the Debtor as the Senior Lenders may deem expedient or proper and to vote such proofs of claims in any such proceeding and to receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and to apply same on account of any of the Senior Notes. In the event, prior to indefeasible payment, in cash, of the Senior Obligations, any Junior Lender shall receive any payment with respect to the Junior Obligations and/or in connection with the enforcement of such Junior Lender’s rights and remedies against Debtor, whether arising in connection with the Junior Notes or other Junior Obligations or otherwise, then such Junior Lender shall forthwith deliver, or cause to be delivered, the same to the Senior Lenders in precisely the form held by such Junior Lender (except for any necessary endorsement) and until so delivered the same shall be held in trust by such Junior Lender as the property of the Senior Lenders.

3. Waiver of Diligence. Each Junior Lender hereby waives all diligence in collection or protection of or realization upon the Junior Obligations.

4. Limitation of Remedies. No Junior Lender will without the prior written consent of a Required Majority of the Senior Lenders: (a) attempt to enforce or collect on any Junior Obligation or any rights in respect of any Junior Obligation; or (b) commence, or join with any other creditor in commencing, any bankruptcy, reorganization or insolvency proceedings with respect to Debtor.

5. Rights of Senior Lenders.

a. A Required Majority of the Senior Lenders may, from time to time, at their sole discretion and without notice to any Junior Lender, take any or all of the following actions: (i) retain or obtain a security interest in any property to secure any of the Senior Obligations; (ii) retain or obtain the primary or secondary obligation of any other obligor or obligors with respect to any of the Senior Notes; and (iii) extend or renew for one or more periods (whether or not longer than the original period), alter, increase or exchange, or otherwise amend all or any of the terms of, any of the Senior Notes, or release or compromise any obligation of any nature of any obligor with respect to any of the Senior Obligations.

b. Without limiting the generality of the foregoing, to the extent that, by reason of its execution and delivery hereof, any Junior Lender is determined to be entitled to any of the rights or defenses of a surety under applicable law:

i. Each Junior Lender hereby expressly, unconditionally and irrevocably waives any and all rights and defenses that are or may become available to such Junior Lender under applicable law, including, without limitation, by reason of Sections 2787 to 2855, inclusive, of the California Civil Code.

ii. Each Junior Lender represents and warrants to the Senior Lenders that such Junior Lender has established adequate means of obtaining from Debtor, on a continuing basis, financial and other information pertaining to the businesses, operations and condition (financial and otherwise) of Debtor and its assets, and such Junior Lender now is and hereafter will be completely familiar with the businesses, operations and condition (financial and otherwise) of Debtor and its assets. Each Junior Lender hereby expressly waives and relinquishes any duty on the part of any Senior Lender (should any such duty exist) to disclose to such Junior Lender any matter, fact or thing related to the businesses, operations or condition (financial or otherwise) of Debtor or its assets, whether now known or hereafter known by such Senior Lender during the life of this Agreement.

6. Assignment. The Senior Lenders may, from time to time, whether before or after any discontinuance of this Agreement, without notice to any Junior Lender, assign or transfer any or all of the Senior Notes; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer of the Senior Notes, such Senior Notes, together with all related Senior Obligations, shall be and remain senior to the Junior Obligations for the purposes of this Agreement, and every immediate and successive assignee or transferee of any Senior Note shall, to the extent of the interest of such assignee or transferee in the Senior Note, be entitled to the benefits of this Agreement to the same extent as if such assignee or transferee were a Senior Lender, as applicable.

7. Amendment. Any term of this Agreement may be amended or waived only upon the prior written consent of the Debtor, a Required Majority of the Senior Lenders and the Junior Lenders. Each Senior Lender acknowledges that a Required Majority of the Senior Lenders will have the right and power to diminish or eliminate all rights under this Agreement of such Senior Lender.

8. No Prejudicial Effect. The Senior Lenders shall not be prejudiced in their rights under this Agreement by any act or failure to act of any Junior Lender, or any noncompliance of any Junior Lender with any agreement or obligation, regardless of any knowledge thereof which the Senior Lenders may have or with which the Senior Lenders may be charged; and no action of the Senior Lenders permitted under this Agreement shall in any way affect or impair the rights of the Senior Lenders and the obligations of any Junior Lender under this Agreement.

9. No Waiver. No delay on the part of the Senior Lenders in the exercise of any right or remedy shall operate as a waiver of such right or remedy, and no single or partial exercise by the Senior Lenders of any right or remedy shall preclude other or further exercise of such right or remedy or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Agreement be binding upon the Senior Lenders except as expressly set forth in a writing duly signed and delivered on behalf of a Required Majority of the Senior Lenders. Notwithstanding any right or power of any Junior Lender or anyone else to assert any claim or defense as to the invalidity or unenforceability of any obligation owed to the Senior Lenders by Debtor, no such claim or defense shall affect or impair the agreements and obligations of any Junior Lender under this Agreement.

10. Bankruptcy. This Agreement shall continue in full force and effect after the filing of any petition (“Petition”) by or against Debtor under the United States Bankruptcy Code (the “Code”) and all converted or succeeding cases in respect thereof. All references herein to Debtor shall be deemed to apply to Debtor as debtor-in-possession and to a trustee for Debtor. If Debtor shall become subject to a proceeding under the Code, and if the Senior Lenders shall desire to permit the use of cash collateral or to provide post-Petition financing from any such Senior Lender to Debtor under the Code, each Junior Lender agrees as follows: (1) adequate notice to such Junior Lender shall be deemed to have been provided for such consent or post-Petition financing if such Junior Lender receives notice thereof three (3) business days (or such shorter notice as is given to the Senior Lender) prior to the earlier of (a) any hearing on a request to approve such post-Petition financing or (b) the date of entry of an order approving same, and (2) no objection will be raised by any Junior Lender to any such use of cash collateral or such post-Petition financing from any Senior Lender.

11. Notices. All notices, requests, demands and other communications hereunder shall be in writing to the parties at the addresses set forth below the recipients’ signature on the signature page hereto, or at such other address as shall be given in writing by a party to the other party, and shall be deemed to have been duly given at the earlier of (i) the time of actual delivery, (ii) the next business day after deposit with a nationally recognized overnight courier specifying next day delivery, with written verification of receipt, (iii) when sent by facsimile or electronic mail if receipt is confirmed, or (iv) on the fifth (5th) business day following the date deposited with the United States Postal Service, postage prepaid, certified with return receipt requested.

12. Successors; Binding Effect. This Agreement shall be binding upon each Junior Lender and upon the heirs, legal representatives, successors and assigns of each Junior Lender. This Agreement and any and all amendments hereto shall bind and benefit the permitted successors and assigns of the parties (including, without limitation, any successor corporation to the Debtor).

13. Governing Law; Severability. This Agreement shall be construed and enforced in accordance with and governed by the internal laws of the State of Delaware, without regard to choice of law principles that would result in the application of the laws of another jurisdiction, except to the extent that the validity, perfection, the effect of perfection or nonperfection, the priority, or the enforcement, of any security interest granted to Senior Lenders by Debtor is governed by the laws of another jurisdiction. Except for actions seeking injunctive relief (which may be brought in any appropriate jurisdiction) suit under this Agreement shall only be brought in a court of competent jurisdiction in the State of California, in any county of the State of California in which venue is proper; provided that, if venue is proper in Los Angeles County, California, then suit under this Agreement shall only be brought in Los Angeles County. These choices of venue are intended by the parties to be mandatory and not permissive in nature, and to preclude the possibility of litigation between the parties with respect to, or arising out of, this Agreement in any jurisdiction other than that specified in this Section. Each party waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this Section. The provisions of this Section may be enforced by any court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including reasonable attorneys’ fees and disbursements, to be paid by the party against whom enforcement is ordered. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

14. Costs of Enforcement. Junior Lenders, jointly and severally, shall upon demand pay to the Senior Lenders the amount of any and all reasonable expenses, including the reasonable fees and expenses of the Senior Lenders’ counsel and of any experts and agents, which the Senior Lenders may incur in connection with the exercise or enforcement of any of the rights of the Senior Lenders hereunder, or (b) the failure by any Junior Lender to perform or observe any of the provisions hereof, including, without limitation, any such amounts incurred in connection with any bankruptcy or other similar proceeding in respect of Debtor.

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IN WITNESS WHEREOF, this Subordination Agreement has been duly executed by the parties hereto (through their authorized officers, if applicable), as of the day and year first above written, which may be executed in several counterparts, each of which may be executed and delivered via facsimile or PDF electronic delivery with the same validity as if it were an ink-signed document.

“Debtor”	FIRST PHYSICIANS CAPITAL GROUP, INC.

	By:	/s/ Sean Kirrane
Name: Sean Kirrane, Chief Executive Officer

“Junior Lenders”	SMP INVESTMENTS I, LLC

	By:	/s/ Brian Potiker
Brian Potiker, Chief Investment Officer

THE CIABATTONI LIVING TRUST DATED AUGUST 17, 2000

	By:	/s/ Anthony J. Ciabattoni
Anthony J. Ciabattoni, Trustee

ACKNOWLEDGED AND AGREED TO BY:

“Senior Lenders”	SMP INVESTMENTS I, LLC

	By:	/s/ Brian Potiker
Brian Potiker, Chief Investment Officer

THE CIABATTONI LIVING TRUST DATED AUGUST 17, 2000

	By:	/s/ Anthony J. Ciabattoni
Anthony J. Ciabattoni, Trustee

	By:	/s/ William Houlihan
WILLIAM HOULIHAN, individually

BLUE RIDGE INVESTMENTS, LLC

	By:	/s/ Judith B. Sells
Judith B. Sells, Managing Member

Signature Page to Subordination Agreement]